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Investor Contact:                        Media Contact:
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investorinfo@orasure.com                    media@orasure.com

OraSure Technologies Issues Statement Regarding Altai Capital’s Intent to Nominate Director Candidates

No Shareholder Action Required at This Time

BETHLEHEM, PA, December 17, 2025 (GLOBE NEWSWIRE) -- OraSure Technologies, Inc. (“OraSure” and “OTI”) (NASDAQ: OSUR), a leader in point-of-need and home diagnostic tests and sample management solutions, today confirmed that Altai Capital (“Altai”) has notified the Company of its intent to nominate two candidates, including the fund’s founder, Rishi Bajaj, to stand for election to the Company’s Board of Directors (the “Board”) at its 2026 Annual Meeting of Stockholders.

The Company issued the following statement:

The OraSure Board and management team are committed to moving the Company forward with a clear focus on shareholder value creation. We maintain open and constructive dialogue with our shareholders, and members of OraSure’s Board have engaged extensively with Altai Capital in recent months, including evaluating Mr. Bajaj for potential service on the Board. Our Board ultimately determined not to appoint Mr. Bajaj to serve as a director at OraSure. Since that time, our Board has offered to make certain of our directors available to engage further, and Altai has not accepted our invitations.

OraSure maintains a strong, independent, and engaged Board. We continually assess our Board composition, and as a result our Board has undergone significant refreshment, bringing in industry perspectives and executive-level experience to provide oversight as management drives growth and value creation. Over the past three years, seven directors have departed the Board, and we have added three new, highly qualified independent directors, including the addition of accomplished healthcare investor Steven K. Boyd in October 2025. The Board also appointed John P. Kenny, who has served as a director since September 2024, as its Chair in October 2025.

OraSure is executing on a strategy to decentralize diagnostics by connecting people to healthcare wherever they are, and we are taking decisive steps to improve our performance, including:

•Advancing our innovation roadmap to strengthen our portfolio and focus on high-growth opportunities across diagnostics and sample management solutions with a clear path to commercialization and revenue realization. Near-term milestones include anticipated FDA submissions for our Sherlock rapid molecular self-test for CT/NG1 and Colli-Pee at-home urine collection device, as well as the launch of HEMAcollect PROTEIN blood collection tube for research use.

•Consolidating operations into our Pennsylvania footprint, insourcing manufacturing, and exiting unprofitable business lines to improve margins.

•Maintaining a healthy cash position with $216 million of cash on the balance sheet as of September 30, 2025, with no debt, and right sizing our cost structure to achieve sustainable profitability.

Reflecting our confidence in OraSure and its earnings potential as well as our ability to deliver value for all shareholders, earlier this year our Board began executing on a new $40 million share repurchase program. In addition, our Chief Executive Officer, Carrie Eglinton Manner, and Chief Financial Officer, Kenneth McGrath, adopted separate Rule 10b5-1 trading plans for purchases of the Company’s common stock.

We will continue to take actions that we believe are in the best interests of shareholders.

Upon receipt of any formal director nominations from Altai, the Nominating and Corporate Governance Committee and OraSure’s Board will review them and present the Board’s recommendations to shareholders in due course. OraSure shareholders are not required to take any action at this time.

Evercore is serving as financial advisor, Goodwin Procter LLP is serving as legal advisor, and Joele Frank, Wilkinson Brimmer Katcher is serving as strategic communications advisor to OraSure.

About OraSure Technologies, Inc.
OraSure Technologies, Inc. (“OraSure” and “OTI”) transforms health through actionable insight and decentralizes diagnostics to connect people to healthcare wherever they are. OTI improves access, quality, and value of healthcare with innovation in effortless tests and sample management solutions. Together with its wholly-owned subsidiaries, DNA Genotek Inc., Sherlock Biosciences, Inc., and BioMedomics, Inc., OTI is a leader in the development, manufacture, and distribution of rapid diagnostic tests and sample collection and stabilization devices designed to discover and detect critical medical conditions. OTI’s portfolio of products is sold globally to clinical laboratories, hospitals, physician’s offices, clinics, public health and community-based organizations, research institutions, government agencies, pharmaceutical companies, and direct to consumers. For more information, please visit www.orasure.com

Forward-Looking Statements
This press release contains certain forward-looking statements, including with respect to OraSure’s board of directors, OraSure’s business strategy, and other matters. Forward-looking statements are not
1 Chlamydia Trachomatis (CT) and Neisseria Gonorrhoeae (NG).

guarantees of future performance or results. Known and unknown factors that could cause actual performance or results to be materially different from those expressed or implied in these statements include, but are not limited to: our ability to satisfy customer demand; ability to reduce our spending rate, capitalize on manufacturing efficiencies and drive profitable growth; ability to market and sell our products and services, whether through our internal, direct sales force or third parties; impact of significant customer concentration in the genomics business; failure of distributors or other customers to meet purchase forecasts, historic purchase levels or minimum purchase requirements for our products; significant customer concentrations that exist or may develop in the future; ability to manufacture or have manufactured products in accordance with applicable specifications, performance standards and quality requirements; ability to obtain, and timing and cost of obtaining, necessary regulatory approvals for new products or new indications or applications for existing products; ability to comply with applicable regulatory requirements; ability to effectively resolve warning letters, audit observations and other findings or comments from the FDA or other regulators; changes in relationships, including disputes or disagreements, with strategic partners or other parties and reliance on strategic partners for the performance of critical activities under collaborative arrangements; impact of replacing distributors; inventory levels at distributors and other customers; our ability to achieve its financial and strategic objectives and increase our revenues, including the ability to expand international sales and the ability to continue to reduce costs; impact of competitors, competing products and technology changes; reduction or deferral of public funding available to customers; competition from new or better technology or lower cost products; ability to develop, commercialize and market new products; market acceptance of our products and services; ability to achieve the anticipated benefits from the BioMedomics transaction; changes in market acceptance of products based on product performance or other factors, including changes in testing guidelines, algorithms or other recommendations by the Centers for Disease Control and Prevention or other agencies; ability to fund research and development and other products and operations; ability to obtain and maintain new or existing product distribution channels; reliance on sole supply sources for critical products and components; availability of related products produced by third parties or products required for use of our products; impact of contracting with the U.S. government; impact of negative economic conditions; ability to achieve and maintain sustained profitability; ability to increase our gross margins; ability to utilize net operating loss carry forwards or other deferred tax assets; volatility of our stock price; uncertainty relating to patent protection and potential patent infringement claims; uncertainty and costs of litigation relating to patents, trade secrets and other intellectual property; availability of licenses to patents or other technology; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally, including the impact of changes in international funding sources and testing algorithms on international sales; adverse movements in foreign currency exchange rates; loss or impairment of sources of capital; ability to attract and retain qualified personnel; exposure to product liability and other types of litigation; changes in international, federal or state laws and regulations; customer consolidations and inventory practices; equipment failures and ability to obtain needed raw materials and components; cybersecurity incidents and other disruptions involving our computer systems or those of our third-party IT service providers, suppliers and customers; the impact of terrorist attacks, civil unrest, hostilities and war; and general political, business and economic conditions, including interest rates, inflationary pressures, capital market disruptions, changes in governmental agencies, international tariffs, trade protection measures, economic sanctions and economic slowdowns or recessions. These and other factors that could affect our results are discussed more fully in our SEC filings, including our registration statements, Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Reports on Form 10-Q, and other filings with the SEC. Although forward-looking statements help to provide information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. Readers are cautioned not to place undue reliance on the forward-looking statements.

The forward-looking statements are made as of the date of this press release and OraSure Technologies undertakes no duty to update these statements.

Important Additional Information
The OraSure intends to file a proxy statement and a white proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for the Company’s 2026 annual meeting of stockholders (the “Annual Meeting”)).  STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC IN CONNECTION WITH THE ANNUAL MEETING CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Stockholders will be able to obtain the Company’s proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://orasure.gcs-web.com/financial-information/sec-filings.

Participant Information
The Company, each of its directors (Carrie Eglinton Manner (Chief Executive Officer), Nancy J. Gagliano, M.D., M.B.A., John P. Kenny, Lelio Marmora, Robert W. McMahon, David J. Shulkin, M.D. and Steven Kyle Boyd) and one of its executive officers in addition to Ms. Eglinton Manner (Kenneth J. McGrath, Chief Financial Officer) are deemed to be “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with matters to be considered at the Annual Meeting. Information about the names of the Company’s directors and officers, their respective interests in the Company by security holdings or otherwise, and their respective compensation is set forth in the sections entitled “Executive Officers,” “Election of Directors,” “Compensation Discussion and Analysis,” and “Director Compensation,” and “Stock Ownership of Certain Beneficial Owners and Management” in the Company’s definitive proxy statement on Schedule 14A for the Company’s 2025 Annual Meeting of Stockholders, filed with the SEC on April 4, 2025 (available here). Supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC on March 27, 2025 for Mr. Kenny (available here); May 15, 2025 for, Mr. Shulkin (available here), Mr. Lelio (available here), Mr. McMahon (available here), Ms. Gagliano (available here), and Mr. Kenny (available here); June 5, 2025 for Ms. Eglinton Manner (available here); June 25, 2025 for Mr. Kenny (available here); August 4, 2025 for Mr. McMahon (available here); August 11, 2025 for Mr. McGrath (available here); September 26, 2025 for Mr. Kenny (available here); and December 2, 2025 for Mr. Boyd (available here and here) and Ms. Gagliano (available here). Such filings are also available on the Company’s website at https://orasure.gcs-web.com/financial-information/sec-filings. Updated information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the Annual Meeting.